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                                                                    EXHIBIT 99.3


SOUTHERN MINERAL CORPORATION
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NEWS RELEASE                               CONTACT:
                                           Michael E. Luttrell
                                           Vice President-Finance
                                           and CFO
                                           (713) 658-9444

August 3, 2000


           SOUTHERN MINERAL PLAN OF REORGANIZATION BECOMES EFFECTIVE

Houston, Texas - Southern Mineral Corporation (OTC Bulletin Board: SMOP.OB) and certain of its subsidiaries today announced that the order confirming their Second Amended Plan of Reorganization filed May 2, 2000, as Amended, (the "Plan") filed in the United States Bankruptcy Court for the Southern District of Texas, Victoria Division, became effective on August 1, 2000.

In accordance with the terms of the Plan, the Company's new board is composed of the following: John C. Capshaw, Paul J. Coughlin, III, David E. Fite, Thomas R. Fuller, James L. Payne, Myron M. Sheinfeld and Donald H. Wiese, Jr.

The Company's common shares are expected to continue to be traded on the Nasdaq Over the Counter market under the new symbol of SMOP.OB.

Southern Mineral Corporation is an oil and gas acquisition, exploration and production company that owns interests in oil and gas properties located along the Texas Gulf Coast, Canada and Ecuador. The Company's principal assets include interests in the Big Escambia Creek field in Alabama and the Pine Creek field in Alberta, Canada. The Company's common stock is quoted on the OTC Bulletin Board under the trading symbol "SMOP.OB".

This news release contains forward-looking statements within the meaning of the Securities Litigation Reform Act. The projections and statements reflect the Company's current views with respect to future events and financial performance that involve risks and uncertainties including price volatility, production levels, drilling results, capital availability, successful negotiations with other parties, evaluation of opportunities, operational and other risks, uncertainties and factors described from time to time in the Company's publicly available SEC reports. Actual results may differ materially from those projected.